Exhibit 5.1


                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                             New York, NY 10019-5389
                                 (212) 424-8000

                            Facsimile: (212) 424-8500





                                              April 15, 2003


Scottish Annuity & Life Holdings, Ltd.
Crown House, Third Floor
4 Par-la-Ville Road
Hamilton  HM 08
Bermuda

          Re: Scottish Annuity & Life Holdings, Ltd., Scottish Holdings Statutory Trust II, Scottish Holdings Statutory Trust III

Ladies and Gentlemen:

          We are acting as counsel for Scottish Annuity & Life Holdings, Ltd., a holding company organized under the laws of the Cayman Islands (the "Company"), and Scottish Holdings Statutory Trust II and Scottish Holdings Statutory Trust III, each a statutory trust formed under the laws of the State of Delaware (each a "Trust" and, collectively, the "Trusts"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 filed on the date hereof (the "Registration Statement") relating to the following securities of the Company: (i) unsecured senior debt securities (the "Senior Debt Securities"); (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (iii) ordinary shares, par value $0.01 per share (the "Ordinary Shares"); (iv) preferred shares, par value $0.01 per share (the "Preferred Shares"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (v) contracts for the purchase and sale of Ordinary Shares (the "Share Purchase Contracts"); (vi) share purchase units, consisting of a Share Purchase Contract and Debt Securities, preferred securities or debt obligations of third parties, including U.S. Treasury Securities (the "Share Purchase Units"); and (vii) guarantees (the "Guarantees") of Preferred Securities, as described below. The Registration Statement also relates to the preferred securities of each of the Trusts (the "Preferred Securities" and, together with the Debt Securities, the Preferred Shares, the Depositary Shares, the Receipts, the Ordinary Shares, the Share Purchase Contracts, the Share Purchase Units and the Guarantees,


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Scottish Annuity & Life Holdings, Ltd.
April 15, 2003
Page 2


the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act. The prospectus included in the Registration Statement relates to an aggregate of up to $500,000,000 of Offered Securities.

          The Debt Securities may be issued in one or more series pursuant to the Senior Indenture, (the "Senior Indenture"), the Subordinated Indenture, (the "Subordinated Indenture"), or the Junior Subordinated Indenture (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures"), each to be entered into between the Company and The Bank of New York, as trustee, and each of which is attached as an exhibit to the Registration Statement. The Preferred Securities may be issued by each Trust pursuant to an Amended and Restated Declaration of Trust to be filed with the Secretary of State of the State of Delaware by the trustees of the relevant Trust, the forms of which are filed as exhibits to the Registration Statement. The Guarantees may be issued pursuant to a Preferred Securities Guarantee Agreement (the "Guarantee Agreement") to be entered into between the Company and The Bank of New York, as trustee, the forms of which are filed as exhibits to the Registration Statement.

          We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

          Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions contained herein, we are of the opinion that:

     1. Assuming that (i) the Indentures, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly and properly authorized; (ii) the Registration Statement has become effective under the Securities Act; (iii) a supplemental indenture in respect of such Debt Securities has been duly executed and delivered; (iv) the terms of such Debt Securities have been duly established in accordance with the applicable Indenture and any applicable supplemental indenture relating to such Debt Securities and are such that they do not violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (v) such Debt Securities have been duly executed and authenticated in accordance with any applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Debt Securities (including any Debt Securities duly issued upon exchange or conversion of any shares of Preferred Shares or


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Scottish Annuity & Life Holdings, Ltd.
April 15, 2003
Page 3


          Preferred Securities that are exchangeable or convertible into Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

     2. Assuming that (i) a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly and properly authorized; (ii) the Preferred Shares relating to such Depositary Shares have been duly and properly authorized for issuance in accordance with the Memorandum of Association and Articles of Association of the Company and in accordance with a resolution of the Board of Directors of the Company specifying the specific terms thereof and the rights attaching thereto in accordance with the Memorandum of Association and Articles of Association of the Company and Cayman Islands law, and that such terms do not violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or regulatory body having jurisdiction over the Company; (iii) the Registration Statement has become effective under the Securities Act; (iv) the Deposit Agreement has been duly executed and delivered; (v) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares and are such that they do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (vi) the Preferred Shares relating to such Depositary Shares have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Receipts evidencing such Depositary Shares are duly issued against the deposit of such Preferred Shares in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

     3. Assuming that (i) Share Purchase Contracts and the terms of the offering thereof and related matters have been duly and properly authorized (including authorization of the issuance of the Ordinary Shares to be issued pursuant to the Share Purchase Contracts), and the terms thereof do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) the Registration Statement has become effective under the Securities Act; (iii) the Share Purchase Contracts have been duly and properly executed, issued and are delivered; and (iv) the payment of the consideration for


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Scottish Annuity & Life Holdings, Ltd.
April 15, 2003
Page 4


          the Share Purchase Contracts has been made in accordance with such authorization as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Share Purchase Contracts will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding to equity or at law.

     4. Assuming that (i) Share Purchase Units and the terms of the offering thereof and related matters have been duly and properly authorized, and the terms thereof do not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) the Registration Statement has become effective under the Securities Act; (iii) the Company has taken all necessary corporate action to authorize the issuance and terms of the Share Purchase Contracts that are a component of such Share Purchase Units (including authorization of the issuance of the Ordinary Shares to be issued pursuant to such Share Purchase Contracts); (iv) in the case of Share Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof, in accordance with their terms; (v) in the case of Share Purchase Units consisting at least in part of Debt Securities and Preferred Securities, the Company has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities and Preferred Securities and (vi) each of (a) such Share Purchase Units,
          (b) such Share Purchase Contracts and (c) in the case of Share Purchase Units consisting at least in part of Debt Securities and Preferred Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Debt Securities or Preferred Securities, have been duly executed, authenticated (in the case of such Debt Securities and Preferred Securities), issued and delivered, then, upon the payment of the consideration for the Share Purchase Units and any related Share Purchase Contracts, Debt Securities or Preferred Securities in accordance with such corporate action and, in the case of such Debt Securities, the Indentures, such Share Purchase Units will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

     5.   Assuming that (i) Guarantees have been duly and properly authorized;
          (ii) the Registration Statement has become effective under the Securities Act; (iii) the


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Scottish Annuity & Life Holdings, Ltd.
April 15, 2003
Page 2


          applicable Guarantee Agreement has been duly executed and delivered and its terms do not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Guarantees will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding inequity or at law.

          We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of the Cayman Islands, we have relied upon the opinion of Maples and Calder dated the date hereof, which is being filed as exhibit 5.1 to the Registration Statement. In addition, no opinion is expressed as to (a) whether a court, other than a New York State court, would apply any choice of law or choice of forum provision set forth in any of the indentures or agreements relating to any of the Offered Securities, (b) the waiver by the Company of its immunities from court jurisdiction and from legal process as set forth in Section 11.15 of the Senior Indenture, Section 11.15 of the Subordinated Indentures and Section 11.16 of the Junior Subordinated Indenture or (c) the availability of the remedy of specific performance.

          We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Offered Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.


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Scottish Annuity & Life Holdings, Ltd.
April 15, 2003
Page 6


          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.


                                      Very truly yours,



                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.